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                                                                    EXHIBIT 24.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 3, 1997, included in The Arnold Palmer Golf Company's Form 10-K for the transition period ended September 30, 1996, and to all references to our firm included in this registration statement.

                                          ARTHUR ANDERSEN LLP

Chattanooga, Tennessee
January 6, 1997